Exhibit 99.1

Stellar Biotechnologies and Biovest International Sign KLH Supply Agreement for BiovaxID Immunotherapy for Follicular Non-Hodgkin’s Lymphoma

PORT HUENEME, CA, (October 23, 2014) -- Stellar Biotechnologies, Inc. ("Stellar" or “the Company”) (OTCQB: SBOTF) (TSX-V: KLH) and Biovest International, Inc. (“Biovest”) today announced that the companies have executed a definitive supply agreement to meet Biovest’s requirements for Keyhole Limpet Hemocyanin (KLH) for use in Biovest’s BiovaxID® active immunotherapy to treat follicular non-Hodgkin’s lymphoma.

Stellar is a leader in sustainable manufacture of KLH, an immune-stimulating protein widely used as a carrier molecule in active immunotherapy drugs in development for certain cancers and other diseases.  Stellar manufactures its KLH products under the brand Stellar KLH™.

Biovest is a biotechnology company developing and commercializing BiovaxID® (dasiprotimut-T), an active immunotherapy to treat follicular non-Hodgkin’s lymphoma.  BiovaxID® combines autologous heterohybridoma-derived tumor idiotype protein coupled to KLH as the carrier molecule.  BiovaxID® has successfully completed Phase 2 and Phase 3 clinical trial development and is currently the subject of a Marketing Authorization Application (MAA) under review by the European Medicines Agency (EMA).

The purpose of the supply agreement is to establish the terms for the production and supply of Stellar KLH™ to Biovest, for use as an active component in BiovaxID® immunotherapy vaccine in both commercial distribution as well as for future clinical trials.

The supply agreement requires Stellar to deliver Stellar KLH™ to Biovest compliant with cGMP standards required for Biovest’s ongoing development and as an anticipated commercial supply.  Biovest is obligated to purchase Stellar KLH™ at agreed forecasted quantities and prices. The supply agreement has an initial three-year term, which may be renewed by Biovest for additional one-year periods.

The supply agreement provides for Stellar and Biovest to consummate a separate quality agreement, within three months, to list the quality aspects and procedures relating to manufacture and release of the cGMP-compliant Stellar KLH™.  Biovest will appoint Stellar as exclusive supplier of KLH in connection with the potential future commercialization of BiovaxID®, subject to negotiation and execution of commercial production and supply terms.

“Stellar’s key growth initiative is to leverage our Stellar KLH™ technology into multiple clinical pathways and the BiovaxID® program is a good example of the value of our core business for this purpose,” said Frank Oakes, President and CEO of Stellar Biotechnologies, Inc. “There are many new KLH-based immunotherapies advancing in clinical trials and we are positioning Stellar to be the leading company capable of delivering the scalable, sustainable supplies of KLH that will be needed by these pharmaceutical pipelines.”

“We are pleased to collaborate with Stellar Biotechnologies to continue the clinical progress of our active immunotherapy (BiovaxID) and are proud to work with Stellar in anticipation of our future commercial success,” said Carlos Santos, Chief Executive Officer of Biovest. “BiovaxID immunotherapy has demonstrated ability in long-running clinical trials to elicit potent anti-tumor immune responses and extend remission duration in patients suffering from follicular non-Hodgkin’s lymphoma.  If approved, we anticipate that this product will offer an innovative adjuvant/consolidation vaccine strategy for patients with this disease. ”

About Biovest International, Inc.

Biovest International, Inc. is a pharmaceutical company focused in the field of active personalized immunotherapy development targeting life-threatening cancers of the blood system, marketing state-of-the-art bioreactors, and providing a full range of custom biomanufacturing services.  Biovest’s lead personalized cancer vaccine candidate BiovaxID® is an autologous active immunotherapy (personalized cancer vaccine) that targets follicular non-Hodgkin’s lymphoma, mantle cell lymphoma, and potentially other B-cell malignancies.  BiovaxID® has undergone three clinical trials conducted in collaboration with the U.S. National Cancer Institute (NCI) that have demonstrated BiovaxID®’s ability to increase the duration of cancer remission following chemotherapy and to induce immune responses which correlate highly with long-term survival.  Biovest is currently in the process of pursuing European marketing approval for BiovaxID®.

Visit www.biovest.com

About Stellar Biotechnologies, Inc.

Stellar Biotechnologies, Inc. (OTCQB: SBOTF) (TSX-V: KLH) is a leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies targeting cancer, immune disorders, Alzheimer’s, and inflammatory diseases as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology.  We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com and the KLH knowledge base www.klhsite.org.

Stellar Biotechnologies, Inc. Company Contact:

Mark A. McPartland
Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com
www.stellarbiotech.com

Biovest International, Inc. Company Contact:

David Moser
Biovest International
8500 Evergreen Blvd.
Minneapolis, MN 55433
813-864-2567 (direct)
www.biovest.com

Forward Looking Statements

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